Exhibit 99.1

September 6, 2011

Investors May Contact:

Kevin Stitt, Bank of America, 1.980.386.5667

Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:

Lawrence Di Rita, Bank of America, 1.704.941.1460

lawrence.di_rita@bankofamerica.com

Scott Silvestri, Bank of America, 1.980.388.9921

scott.silvestri@bankofamerica.com

Moynihan Streamlines Management and Operations

Darnell, Montag Elevated to Co-Chief Operating Officers

Project New BAC Leads to De-Layered, Simplified Organization

Businesses Aligned With Customer Groups

Krawcheck, Price to Depart the Company

CHARLOTTE – Bank of America Chief Executive Officer Brian Moynihan today announced a reorganization of the company’s management that aligns the company’s operating units with its three core customer groups: individuals, companies, and institutional investors. Moynihan appointed David Darnell and Tom Montag to the newly-created positions of co-chief operating officers, accountable for all of the company’s operating units. This reorganization is effective immediately.

Darnell is responsible for those businesses serving individual customers and clients including deposit, card, home mortgage, wealth management, small business, and related products and services.

Reporting to Montag are businesses that serve companies and institutional investors, including middle market commercial and large corporate banking, institutional investor services, such as Bank of America Merrill Lynch Global Research, and the global markets sales and trading businesses.

“Today is a significant step in the continued transformation of our company,” said Moynihan. “David and Tom are leaders skilled at driving profitability and growth by focusing their businesses on all we can do for customers. They are accountable now for delivering our entire franchise to all our customers and clients.”

In addition to Darnell and Montag, continuing to report to Moynihan are:

•	Cathy Bessant, Global Technology and Operations Executive.
•	Anne Finucane, Global Strategy and Marketing Officer.
•	Christine Katziff, Corporate General Auditor.
•	Terry Laughlin, Chief Risk Officer.
•	Gary Lynch, Global Chief of Legal, Compliance, and Regulatory Relations.
•	Charles Noski, Vice Chairman.
•	Andrea Smith, Global Head of Human Resources.
•	Ron Sturzenegger, Legacy Assets Servicing Executive.
•	Bruce Thompson, Chief Financial Officer.

Barbara Desoer continues as president of Bank of America Home Loans, reporting to Darnell. Joe Price, president of Global Consumer and Small Business Banking, and Sallie Krawcheck, president of Global Wealth and Investment Management, will leave the company.

“I am proud of my accomplishments while in various positions at Bank of America, especially the turnaround we are engineering in Consumer and Small Business Banking,” Price said. “In serving on the team developing the game plan for New BAC, it became evident that streamlining could be done at the top as well as throughout the organization. Brian made some hard decisions and it is a good time to step aside and look for other opportunities that take advantage of my broad experience.”

“I am pleased with the work the team has done, in particular the strong performance of the business,” said Krawcheck. “It has been an honor to lead Bank of America Global Wealth and Investment Management during a challenging time.”

“Joe is a veteran of Bank of America who has contributed in many roles to building the company into what it is today. Most recently, Joe has been leading through fundamental change in Consumer and Small Business Banking, which is profitable and poised for growth,” said Moynihan. “Sallie has led the wealth management businesses through an important integration with the broader franchise.”

Moynihan continued, “De-layering and simplifying at the scale in which we operate requires difficult decisions. We wish them well and look forward to their continued leadership and business successes in the future.”

Removing a layer of operations management, aligning leaders with our customer groups, and simplifying the organization reflect the primary objectives of the Project New BAC, begun in April 2011. These and other organizational improvements will eventually take effect across the consumer, home loans and support areas covered by phase I of New BAC, and are expected to result in significant expense reductions as the first phase concludes in coming weeks. Phase II of New BAC will begin in October and conclude in March 2012.

“There is hard work ahead to finalize and implement our New BAC decisions from among the hundreds of thousands of ideas employees have submitted,” said Moynihan. “Only by streamlining and focusing our resources behind our customers will we truly deliver on the promise of what we have built.”

Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 58 million consumer and small business relationships with approximately 5,700 retail banking offices and approximately 17,800 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward-Looking Statements

Certain statements in this Press Release represent the current expectations, plans or forecasts of Bank of America and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this press release include, without limitation, statements concerning: the Company’s ability to achieve the expected significant expense reductions. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of

America’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2010 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.

For more Bank of America news, visit the Bank of America newsroom.

www.bankofamerica.com

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